ROPES
& GRAY   ROPES & GRAY LLP
         ON INTERNATIONAL PLACE BOSTON, MA 02110-2624 617-951-700 F 617-951-7050
         BOSTON         NEW YORK        SAN FRANCISCO   WASHINGTON, DC



July 9, 2004




AXP Variable Portfolio - Investment Series, Inc.
AXP Variable Portfolio - Stock Fund
70100 AXP Financial Center
Minneapolis, MN 55474

AXP Variable Portfolio - Investment Series, Inc.
AXP Variable Portfolio - Capital Resource Fund
70100 AXP Financial Center
Minneapolis, MN 55474

Ladies and Gentlemen:

         We have acted as counsel in connection with the Agreement and Plan of Reorganization (the "Agreement") dated January 8, 2004, to AXP Variable Portfolio - Investment Series, Inc., a company organized under laws of the State of Minnesota (the "Corporation") on behalf of two of its series, AXP Variable Portfolio - Stock Fund ("Target Fund") and AXP Variable Portfolio - Capital Resource Fund ("Acquiring Fund"). The Agreement describes a proposed transaction (the "Transaction") to occur as of the date of this letter, or such other date as may be decided by the parties (the "Closing Date"), pursuant to which Acquiring Fund will acquire substantially all of the assets of Target Fund in exchange for shares of beneficial interest in Acquiring Fund (the "Acquiring Fund Shares") and the assumption by Acquiring Fund of all of the liabilities of Target Fund following which the Acquiring Fund Shares received by Target Fund will be distributed by Target Fund to its shareholders in liquidation and termination of Target Fund. This opinion as to certain federal income tax consequences of the Transaction is furnished to you pursuant to Sections 7(d) and 8(d) of the Agreement. Capitalized terms not defined herein are used herein as defined in the Agreement.

         Both Target Fund and Acquiring Fund are series of the Corporation, which is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company. Shares of both Target Fund and Acquiring Fund are redeemable at net asset value at each shareholder's option. Both Target Fund and Acquiring Fund have elected to be regulated investment companies for federal income tax purposes under Section 851 of the Internal Revenue Code of 1986, as amended (the "Code").

         For purposes of this opinion, we have considered the Agreement, the Target Fund Proxy Statement, the Registration Statement (including the items incorporated by reference therein), and such other items as we have deemed necessary to render this opinion. In addition, you have

ROPES & GRAY LLP
AXP Variable Portfolio - Stock Fund
AXP Variable Portfolio - Capital Resource Fund

provided us with letters dated as of the date hereof, representing as to certain facts, occurrences and information upon which you have indicated that we may rely in rendering this opinion (whether or not contained or reflected in the documents and items referred to above).

         Based on the foregoing representations and assumptions and our review of the documents and items referred to above, we are of the opinion that for federal income tax purposes:

    i.    The Transaction will constitute a reorganization within the meaning of
          Section 368(a) of the Code, and Acquiring Fund and Target Fund each will be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

    ii. No gain or loss will be recognized by Acquiring Fund upon the receipt of the assets of Target Fund in exchange for Acquiring Fund Shares and the assumption by Acquiring Fund of the liabilities of Target Fund;

    iii. The basis in the hands of Acquiring Fund of the assets of Target Fund transferred to Acquiring Fund in the Transaction will be the same as the basis of such assets in the hands of Target Fund immediately prior to the transfer;

    iv. The holding periods of the assets of Target Fund in the hands of Acquiring Fund will include the periods during which such assets were held by Target Fund;

    v. No gain or loss will be recognized by Target Fund upon the transfer of Target Fund's assets to Acquiring Fund in exchange for Acquiring Fund Shares and the assumption by Acquiring Fund of the liabilities of Target Fund, or upon the distribution of Acquiring Fund Shares by Target Fund to its shareholders in liquidation;

    vi. No gain or loss will be recognized by Target Fund shareholders upon the exchange of their Target Fund shares for Acquiring Fund Shares;

    vii. The aggregate basis of Acquiring Fund Shares a Target Fund shareholder receives in connection with the Transaction will be the same as the aggregate basis of its Target Fund shares exchanged therefor;

    viii. A Target Fund shareholder's holding period for its Acquiring Fund Shares will be determined by including the period for which it held the Target Fund shares exchanged therefor, provided that it held such Target Fund shares as capital assets; and

ROPES & GRAY LLP
AXP Variable Portfolio - Stock Fund
AXP Variable Portfolio - Capital Resource Fund

     ix. Acquiring Fund will succeed to and take into account the items of Target Fund described in Section 381(c) of the Code. Acquiring Fund will take these items into account subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Regulations thereunder.

         Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service rulings, judicial decisions, and other applicable authority, all as in effect on the date of this opinion. The legal authorities on which this opinion is based may be changed at any time. Any such changes may be retroactively applied and could modify the opinions expressed above.



                                                              Very truly yours,



                                                            /s/ Ropes & Gray LLP
                                                            --------------------
                                                                Ropes & Gray LLP

ROPES
& GRAY   ROPES & GRAY LLP
         ON INTERNATIONAL PLACE BOSTON, MA 02110-2624 617-951-700 F 617-951-7050
         BOSTON         NEW YORK        SAN FRANCISCO   WASHINGTON, DC




July 9, 2004




AXP Variable Portfolio - Investment Series, Inc.
AXP Variable Portfolio - Blue Chip Advantage Fund
70100 AXP Financial Center
Minneapolis, MN 55474

AXP Variable Portfolio - Investment Series, Inc.
AXP Variable Portfolio - Capital Resource Fund
70100 AXP Financial Center
Minneapolis, MN 55474

Ladies and Gentlemen:

         We have acted as counsel in connection with the Agreement and Plan of Reorganization (the "Agreement") dated January 8, 2004, to AXP Variable Portfolio - Investment Series, Inc., a company organized under laws of the State of Minnesota (the "Corporation") on behalf of two of its series, AXP Variable Portfolio - Blue Chip Advantage Fund ("Target Fund") and AXP Variable Portfolio
- Capital Resource Fund ("Acquiring Fund"). The Agreement describes a proposed transaction (the "Transaction") to occur as of the date of this letter, or such other date as may be decided by the parties (the "Closing Date"), pursuant to which Acquiring Fund will acquire substantially all of the assets of Target Fund in exchange for shares of beneficial interest in Acquiring Fund (the "Acquiring Fund Shares") and the assumption by Acquiring Fund of all of the liabilities of Target Fund following which the Acquiring Fund Shares received by Target Fund will be distributed by Target Fund to its shareholders in liquidation and termination of Target Fund. This opinion as to certain federal income tax consequences of the Transaction is furnished to you pursuant to Sections 7(d) and 8(d) of the Agreement. Capitalized terms not defined herein are used herein as defined in the Agreement.

         Both Target Fund and Acquiring Fund are series of the Corporation, which is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company. Shares of both Target Fund and Acquiring Fund are redeemable at net asset value at each shareholder's option. Both Target Fund and Acquiring Fund have elected to be regulated investment companies for federal income tax purposes under Section 851 of the Internal Revenue Code of 1986, as amended (the "Code").

         For purposes of this opinion, we have considered the Agreement, the Target Fund Proxy Statement, the Registration Statement (including the items incorporated by reference therein), and such other items as we have deemed necessary to render this opinion. In addition, you have

ROPES & GRAY LLP
AXP Variable Portfolio - Blue Chip Advantage Fund
AXP Variable Portfolio - Capital Resource Fund

provided us with letters dated as of the date hereof, representing as to certain facts, occurrences and information upon which you have indicated that we may rely in rendering this opinion (whether or not contained or reflected in the documents and items referred to above).

         Based on the foregoing representations and assumptions and our review of the documents and items referred to above, we are of the opinion that for federal income tax purposes:

    i.    The Transaction will constitute a reorganization within the meaning of
          Section 368(a) of the Code, and Acquiring Fund and Target Fund each will be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

    ii. No gain or loss will be recognized by Acquiring Fund upon the receipt of the assets of Target Fund in exchange for Acquiring Fund Shares and the assumption by Acquiring Fund of the liabilities of Target Fund;

    iii. The basis in the hands of Acquiring Fund of the assets of Target Fund transferred to Acquiring Fund in the Transaction will be the same as the basis of such assets in the hands of Target Fund immediately prior to the transfer;

    iv. The holding periods of the assets of Target Fund in the hands of Acquiring Fund will include the periods during which such assets were held by Target Fund;

    v. No gain or loss will be recognized by Target Fund upon the transfer of Target Fund's assets to Acquiring Fund in exchange for Acquiring Fund Shares and the assumption by Acquiring Fund of the liabilities of Target Fund, or upon the distribution of Acquiring Fund Shares by Target Fund to its shareholders in liquidation;

    vi. No gain or loss will be recognized by Target Fund shareholders upon the exchange of their Target Fund shares for Acquiring Fund Shares;

    vii. The aggregate basis of Acquiring Fund Shares a Target Fund shareholder receives in connection with the Transaction will be the same as the aggregate basis of its Target Fund shares exchanged therefor;

    viii. A Target Fund shareholder's holding period for its Acquiring Fund Shares will be determined by including the period for which it held the Target Fund shares exchanged therefor, provided that it held such Target Fund shares as capital assets; and

ROPES & GRAY LLP
AXP Variable Portfolio - Blue Chip Advantage Fund
AXP Variable Portfolio - Capital Resource Fund


     ix. Acquiring Fund will succeed to and take into account the items of Target Fund described in Section 381(c) of the Code. Acquiring Fund will take these items into account subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Regulations thereunder.

         Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service rulings, judicial decisions, and other applicable authority, all as in effect on the date of this opinion. The legal authorities on which this opinion is based may be changed at any time. Any such changes may be retroactively applied and could modify the opinions expressed above.



                                                              Very truly yours,



                                                            /s/ Ropes & Gray LLP
                                                            --------------------
                                                                Ropes & Gray LLP


                                      -3-